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                                                                    EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS
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We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form SB-2 (Post-Effective Amendment No. 4) of our report dated February 25, 1998 (except as Note 12 for which the date is March
11, 1998) relating to the financial statements of Millennium Sports Management, Inc. (formerly Skylands Park Management, Inc.) which appears in such Prospectus. We also consent to the reference to us under the caption "Experts" in such Prospectus.




                                        WISS & COMPANY, LLP



Woodbridge, New Jersey
October 9, 1998